                                                                 EXECUTION COPY

==============================================================================

                        STOCK VOTING AND TENDER AGREEMENT

                                  BY AND AMONG

                                  AIRTOURS plc,


                        BLUE SEA FLORIDA ACQUISITION INC.

                                       AND

                          THE INDIVIDUALS NAMED HEREIN

                          Dated as of February 27, 2000

==============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Tender of Shares.......................................................1


2.    Provisions Concerning the Securities...................................2

      (a)   Agreement to Vote the Securities.................................2
      (b)   Grant of Proxy...................................................2
      (c)   Other Proxies Revoked............................................3

3.    Representations and Warranties of each Shareholder.....................3

      (a)   Authority, etc...................................................3
      (b)   Ownership of Securities..........................................3
      (c)   No Conflicts.....................................................3
      (d)   No Finder's Fees.................................................3
      (e)   No Encumbrances..................................................4
      (f)   Reliance by Parent and Purchaser.................................4

4.    Representations and Warranties of Parent and Purchaser.................4

      (a)   Due Organization, etc............................................4
      (b)   No Conflicts.....................................................4
      (c)   Investment Intent................................................4

5.    Covenants of each Shareholder..........................................5

      (a)   Restriction on Transfer, Proxies and Non-Interference............5
      (b)   Stop Transfer; Changes in Subject Shares.........................5

6.    Fiduciary Duties.......................................................5

7.    Certain Other Agreements...............................................5

8.    Miscellaneous..........................................................6

      (a)   Further Assurances...............................................6
      (b)   Entire Agreement.................................................6
      (c)   Assignment.......................................................6
      (d)   Amendments, Waivers, Etc.........................................6
      (e)   Notices..........................................................6
      (f)   Severability.....................................................7

      (g)   Specific Performance.............................................8
      (h)   Remedies Cumulative..............................................8
      (i)   No Waiver........................................................8
      (j)   No Third Party Beneficiaries.....................................8
      (k)   Governing Law....................................................8
      (l)   Submission to Jurisdiction; Waiver of Jury Trial.................8
      (m)   Descriptive Headings.............................................9
      (n)   Counterparts.....................................................9

9.    Termination............................................................9

                        STOCK VOTING AND TENDER AGREEMENT

            STOCK VOTING AND TENDER AGREEMENT (this "Agreement") dated as of February 27, 2000, by and among Airtours plc, a corporation organized under the laws of the United Kingdon ("Parent"), Blue Sea Florida Acquisition Inc., a Florida corporation and an indirect wholly-owned subsidiary of Parent (the "Purchaser"), and the individuals listed on Schedule I hereto (each a "Shareholder," and collectively, the "Shareholders").

            WHEREAS, prior to entering into this Agreement, Parent, Purchaser and Travel Services International, Inc., a Florida corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of February 21, 2000 (the "Merger Agreement"), pursuant to which the Purchaser (i) will make a tender offer for all of the outstanding shares of common stock of the Company and the associated common stock purchase rights (the "Rights") issued pursuant to the Shareholders Rights Agreement, dated as of January 28, 1999, by and between the Company and American Stock Transfer & Trust Company (as amended on February 21, 2000, the "Rights Agreement"), subject to the terms and conditions of the Merger Agreement (such offer as it may be amended from time to time as permitted under the Merger Agreement, the "Offer"), and (ii) the Purchaser will be merged with and into the Company (the "Merger");

            WHEREAS, each Shareholder has agreed that such Shareholder shall tender all Shares beneficially owned by such Shareholder in the Offer as set forth herein; and

            WHEREAS, terms defined in the Merger Agreement shall, unless this Agreement or the context requires otherwise, have the same meanings in this Agreement as in the Merger Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Tender of Shares.

            (a) Each Shareholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is not amended in a manner prohibited by the Merger Agreement), in a timely manner for acceptance by Purchaser in the Offer, all shares of Common Stock and the associated Rights (collectively, the "Shares") owned by such Shareholder as of the date hereof and any Shares hereafter acquired (all securities owned as of the date hereof and all securities hereinafter acquired, the "Securities"). Each Shareholder hereby acknowledges and agrees that the Purchaser's obligation to accept for payment and pay for the Shares in the Offer, including the Securities, is subject to the terms and conditions of the Offer.

            (b) Each Shareholder hereby agrees to permit the Purchaser to publish and disclose in the Offer Documents (and any other press release or announcement which may be issued in accordance with the terms of the Merger Agreement) and, if approval of the shareholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) his identity and intent in the Securities and the nature of his commitments, arrangements and understandings under this Agreement.

            2. Provisions Concerning the Securities.

            (a) Agreement to Vote the Securities. Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the Effective Time (such period, the "Voting Period"), at any meeting of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Shareholder shall vote (or cause to be voted) the Securities (i) in favor of the Merger, and the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required or desirable in furtherance thereof, (ii) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement, and (iii) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (C) (I) any change in a majority of the Persons who constitute the board of directors of the Company;
(II) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-laws; (III) any other material change in the Company's corporate structure or business; or (IV) any other action involving the Company or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger or any of the transactions contemplated by this Agreement or the Merger Agreement. Each Shareholder hereby agrees that such Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be to violate the provisions and agreements contained in this Section 2.

            (b) Grant of Proxy. Each Shareholder hereby appoints Purchaser and any designee of Purchaser, each of them individually, such Shareholder's proxy and attorney-in-fact pursuant to the provisions of Section 607.0722 of the Florida Business Corporation Act, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Securities in accordance with paragraph (a) of this Section. This proxy is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder affirms that this proxy is coupled with an interest and shall be irrevocable. Each Shareholder shall take such further action or execute such other instruments as may be necessary or desirable to effectuate the intent of this proxy. THE AUTHORITY GRANTED HEREUNDER (THE "PROXY") SHALL BE IRREVOCABLE UNTIL THE EARLIER OF (X) THE EFFECTIVE TIME AND
(Y) THE DATE ON WHICH THIS AGREEMENT IS TERMINATED AND DEEMED TO BE COUPLED WITH AN INTEREST SUFFICIENT IN

LAW AS REQUIRED BY SECTION 607.0722 OF THE FLORIDA BUSINESS CORPORATION ACT.

            (c) Other Proxies Revoked. Each Shareholder represents and warrants that any proxies heretofore given in respect of such Shareholder's Securities are not irrevocable, and that all such proxies have been or are hereby revoked.

            3. Representations and Warranties of each Shareholder. Each Shareholder hereby severally, and not jointly, represents and warrants to Parent and Purchaser (as to such Shareholder) as follows:

            (a) Authority, etc. Such Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder have been duly authorized by all necessary action on the part of such Shareholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

            (b) Ownership of Securities. Such Shareholder is the beneficial owner of the Securities listed beside such Shareholder's name on Schedule I attached hereto. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of disposition, sole power of conversion, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

            (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and
(ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which such Shareholder is a party, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

            (d) No Finder's Fees. Except as disclosed pursuant to the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

            (e) No Encumbrances. The Securities listed beside such Shareholder's name on Schedule I attached hereto and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by such Shareholder of such Securities to Purchaser hereunder shall pass to and unconditionally vest in Purchaser good and valid title to all the Securities, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever, other than any such encumbrances created by Purchaser.

            (f) Reliance by Parent and Purchaser. Such Shareholder understands and acknowledges that Parent and Purchaser have entered into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

            4. Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby represent and warrant to each Shareholder as follows:

            (a) Due Organization, etc. Parent and Purchaser are companies duly organized and validly existing under the laws of the jurisdiction of their incorporation or organization. Parent and Purchaser have all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Purchaser have been duly authorized by all necessary action on the part of Parent and Purchaser and, assuming its due authorization, execution and delivery by each Shareholder, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

            (b) No Conflicts. Except as set forth in the Merger Agreement (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Purchaser and the consummation by Parent or Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Parent or Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser or any of its properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Purchaser or any of its properties or assets.

            (c) Investment Intent. The purchase of the Securities from each Shareholder pursuant to this Agreement is for the account of Parent and Purchaser for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            5. Covenants of each Shareholder. Each Shareholder covenants and agrees as follows:

            (a) Restriction on Transfer, Proxies and Non-Interference. Such Shareholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Securities or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement with respect to any of the Securities; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling or delaying such Shareholder from performing such Shareholder's obligations under this Agreement.

            (b) Stop Transfer; Changes in Subject Shares. Such Shareholder agrees with, and covenants to, Parent and Purchaser that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any class of capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged. Such Shareholder shall be entitled to receive any cash dividend paid by the Company in respect of the Securities during the term of this Agreement until the Effective Time.

            6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder or any of such Shareholder's designees serving on the Company's Board of Directors or as any officer or employee of the Company from taking any action while acting in the capacity of a director, officer or employee of the Company in satisfying his fiduciary duties.

            7. Certain Other Agreements. Each of the Shareholders agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. Such Shareholder agrees that it will not, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal.

            8. Miscellaneous.

            (a) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof.

            (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent and Purchaser may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of their affiliates.

            (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto, provided that Schedule I attached hereto may be supplemented by Parent or Purchaser by adding the name and other relevant information concerning any shareholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

            If to the Shareholders: At the address set forth beside each Shareholders name listed on Schedule I attached hereto with copies to:

                  Travel Services International, Inc.
                  220 Congress Park Drive
                  Delray Beach, Florida  33445
                  Telecopier:  (561) 266-6186

                  Attention:    Suzanne Bell, Esq.

            and:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York 10036-2787
                  Telecopier:  (212) 354-8113

            Attention: John M. Reiss, Esq.
                       Jorge L. Freeland, Esq.

            If to Parent or Purchaser:

                  Airtours plc
                  Parkway One, Parkway Business Centre
                  300 Princess Road
                  Manchester, M 147 QU
                  United Kingdom
                  Telecopier:  011 44 161 232 0066

                  Attention: James Jennings, Esq.
                             Greg McMahon

            with copies to:

                  Morgan Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York  10178
                  Telecopier: (212) 309-6273

                  Attention:  John Whitehead, Esq.

            and:

                  Addleshaw Booth & Co.
                  100 Barbirolli Square
                  Manchester M2 3AB
                  United Kingdon
                  Telecopier: 011-441-619-346-060

                  Attention:  Paul Devitt

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

            (k) Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed and construed in accordance with the laws of the State of Florida, applicable to agreements executed and to be performed solely within such State.

            (l) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereby submit to the jurisdiction of the Federal Courts of the United States located in the State of Florida and the state courts of the State of Florida for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to their respective addresses specified in Section 7(e) or in any other manner permitted by law. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

            (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (n) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            9. Termination. This Agreement shall terminate, and neither Parent, Purchaser nor any Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the termination of the Merger Agreement in accordance with its terms, except nothing in this Section 9 shall relieve any party of liability for breach of this Agreement.

                                   * * * *

            IN WITNESS WHEREOF, Parent, Purchaser and each Shareholder have caused this Stock Voting and Tender Agreement to be duly executed as of the day and year first above written.

                                       AIRTOURS plc


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BLUE SEA FLORIDA ACQUISITION INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                    SCHEDULE I


                                Amount and Class of
                                     Securities
Name of Shareholder                    Owned                Options Held           Notice Address
-------------------            -----------------------      ------------           --------------
Robert G. Falcone                      44,349                    0                 c/o Suzanne Bell
Falcone Enterprises, LP                30,000                    0                 General Counsel
Judith Falcone                        100,000                    0                 220 Congress Park
                                                                                   Drive
                                                                                   Delray Beach, FL
                                                                                   33445

J&W Heller Corp.                      633,334                    0                 c/o Suzanne Bell
                                                                                   General Counsel
                                                                                   220 Congress Park
                                                                                   Drive
                                                                                   Delray Beach, FL
                                                                                   33445

Imad Khalidi                          350,000                    0                 c/o Suzanne Bell
                                                                                   General Counsel
                                                                                   220 Congress Park
                                                                                   Drive
                                                                                   Delray Beach, FL
                                                                                   33445

John W. Przywara                      209,445                    0                 c/o Suzanne Bell
                                                                                   General Counsel
                                                                                   220 Congress Park
                                                                                   Drive
                                                                                   Delray Beach, FL


                                 Amount and Class of
                               Securities Beneficially
Name of Shareholder                    Owned                Options Held                Notice Address
-------------------            -----------------------      ------------                --------------
                                                                                        33445

Elan J. Blutinger                       291,693                20,000                   c/o Suzanne Bell
                                                                                        General Counsel
                                                                                        220 Congress Park
                                                                                        Drive
                                                                                        Delray Beach, FL
                                                                                        33445

D. Fraser Bullock                       144,828                20,000                   c/o Suzanne Bell
                                                                                        General Counsel
                                                                                        220 Congress Park
                                                                                        Drive
                                                                                        Delray Beach, FL
                                                                                        33445

Tommaso Zanzotto                              0                20,000                   c/o Suzanne Bell
                                                                                        General Counsel
                                                                                        220 Congress Park
                                                                                        Drive
                                                                                        Delray Beach, FL
                                                                                        33445

Leonard A. Potter                        68,408                20,000                   c/o Suzanne Bell
                                                                                        General Counsel
                                                                                        220 Congress Park
                                                                                        Drive
                                                                                        Delray Beach, FL